UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR l5(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 11, 2019

RW Holdings NNN REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3090 Bristol Street, Suite 550, Costa Mesa, CA 92626

(Address of principal executive offices)

(Zip Code)

855-742-4862

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( § 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( § 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2019, Messrs. Vipe Desai, David Feinleib and Jonathan Platt resigned as members of the board of directors (the “Board”) of RW Holdings NNN REIT, Inc. (the “Company”) effective January 15, 2019. Messrs. Desai, Feinleib and Platt resigned voluntarily and their decisions were not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Messrs. Desai, Feinleib and Platt’s resignations were in connection with Rich Uncles Real Estate Investment Trust I’s (“REIT I”) decision to pursue strategic alternatives which REIT I announced on January 14, 2019.

On January 15, 2019, the remaining directors on the Board appointed Messrs. Adam S. Markman, Curtis B. McWilliams and Thomas H. Nolan, Jr. to the Board to fill the vacancies resulting from the resignations described above. Messrs. Markman, McWilliams and Nolan, Jr. were also each appointed to the conflicts committee and the audit committee of the Board, with Mr. McWilliams serving as chair of the conflicts committee. Mr. Jeffrey Randolph, a current independent director of the Board, also serves on the conflicts committee of the Board and will continue to chair the audit committee of the Board. There is no arrangement or understanding between Messrs. Markman, McWilliams or Nolan, Jr. and any other person pursuant to which any of such individuals was appointed as a director, and none of Messrs. Markman, McWilliams or Nolan, Jr. has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their service on the Board, Messrs. Markman, McWilliams and Nolan, Jr. will receive compensation from the Company in accordance with the Company’s director compensation program, which was amended by the Board on January 15, 2019. Pursuant to this program, each of the Company’s independent directors receives $12,500 per quarter and the chair of each of the conflicts committee and audit committee of the Board receives an additional $2,500 per quarter, which, in each case, shall be payable in stock of the Company. Directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

As a result of the appointments of Messrs. Markman, McWilliams and Nolan, Jr. to the Board and the resignation of Mr. Randolph from the board of directors of REIT I effective January 11, 2019, there is no longer an overlap of independent board members of the Company and REIT I.

Item 8.01 Other Events

On January 17, 2019, the Company issued a press release announcing that its Board has been reconstituted. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated January 17, 2019, reconstitution of the Company’s board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2019	RW HOLDINGS NNN REIT, INC.

	By:	/s/ Raymond J. Pacini
Raymond J. Pacini
Chief Financial Officer